As filed with the Securities and Exchange Commission on October 14, 1997.
Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_____________________

ABIOMED, INC.
(Exact name of registrant as specified in its charter)
Delaware                           04-2743260
(State of Incorporation)          (IRS Employer Identification No.)

33 Cherry Hill Drive, Danvers, Massachusetts 01923
(Address of principal executive offices) (zip code)

ABIOMED, Inc.
1992 Combination Stock Option Plan
1989 Non-Qualified Stock Option Plan for Non-Employee Directors
1988 Employee Stock Purchase Plan
(Full title of Plans)

Philip J. Flink, Esq.
Brown, Rudnick, Freed & Gesmer
One Financial Center
Boston, Massachusetts 02111
(Name and address of agent for service)

(617) 856-8200
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE


Title of securities
to be registered

Amount to be
registered (2)
Proposed maximum
offering price per
unit
Proposed maximum
aggregate offering
price

Amount of
registration fee


Preferred Share
Purchase Rights (1)

Common Stock,
$.01 par value (4)


1,850,000 Rights


550,000 shares


--- (3)


$21.00 (5)


--- (3)


$11,550,000


---


$3,500


(1)	On August 13, 1997, the Board of Directors of the Corporation
declared a dividend of one preferred share purchase right (the
"Rights") for each share of Common Stock outstanding on August 28,
1997.  The 1,850,000 Rights registered hereby represent one Right that may be issued in connection with each share of Common Stock issuable upon exercise of options granted or to be granted under the
Corporation's 1992 Combination Stock Option Plan, 1989 Non-
Qualified Stock Option Plan for Non-Employee Directors and 1988
Employee Stock Purchase Plan (collectively, the "Plans").
(2)	Such presently indeterminable number of shares of Common Stock and
Rights are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.
(3)	The Rights are not separately transferable apart from the Common
Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights

(4)	Includes 500,000 shares to be issued upon the exercise of options issued under the Corporation's 1992 Combination Stock Option Plan and 50,000 shares to be issued upon the exercise of options issued under its 1989 Non-Qualified Stock Option Plan for Non-Employee
Directors.
(5)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average high and low prices for the Corporation's
Common Stock on October 8, 1997, as reported by the Nasdaq Stock
Market.



Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also incorporates by reference and serves as Post-Effective Amendment No. 3 to Registration Statement No. 33-23053 on Form S-8, filed with respect to the Common Stock issuable with respect to the ABIOMED, Inc. Incentive Stock Option Plan, Non-Qualified Stock Option Plan and 1988 Employee Stock Purchase Plan, Post-Effective Amendment No. 2 to Registration Statement No. 33-38030 on Form S-8, filed with respect to the Common Stock issuable with respect to each of the previously described plans and the ABIOMED, Inc. 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, and Post-Effective Amendment No. 1 to Registration Statement No. 33-65192 on Form S-8, filed with respect to the Common Stock issuable with respect to the ABIOMED, Inc.
1992 Combination Stock Option Plan (formerly known as (1) Incentive Stock Option Plan and (2) Non-Qualified Stock Option Plan).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation Of Documents by Reference.

	The Corporation hereby incorporates by reference into this Registration Statement the following documents:

	(a)	The Corporation's Annual Report on Form 10-K for the
fiscal year ended March 31, 1997.

	(b)	All other reports filed pursuant to Section 13(a) or 15(d)
of the Securities Exchange Act of 1934, as amended (the "Exchange
Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

	(c)	The description of the Rights which is contained in the
Corporation's Registration Statement on Form 8-A filed pursuant to
Section 12 of the Exchange Act on August 25, 1997 and the description of the Common Stock which is contained in the Corporation's Registration Statement on Form 8-A filed pursuant to
Section 12 of the Exchange Act on June 11, 1987, and all amendments thereto and reports filed for the purpose of updating such descriptions.

	All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

	Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

	The legality of the Common Stock issuable upon exercise of options granted or to be granted under the Plans, and of the Rights to be issued in connection with the Common Stock, has been passed upon for the Corporation by Brown, Rudnick, Freed & Gesmer, One
Financial Center, Boston, Massachusetts 02111.

Item 6.	Indemnification of Directors and Officers.

	Article 10 of the Registrant's Certificate of Incorporation eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article 11 of the Registrant's By-laws provides that the Registrant may indemnify its officers and directors to the full extent permitted by the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise in the defense of any claim.

	The Registrant has entered into indemnification agreements with each of its directors and with certain of the Registrant's officers who are not directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. In addition, the Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her in any such capacity, subject to certain exceptions.

Item 7.	Exemption from Registration Claimed.

	Not Applicable.

Item 8.	Exhibits.

Number	Description


	4.1	Specimen Certificate of Common Stock - Filed as Exhibit 4.01
to Registration Statement No. 33-14861 on Form S-1.*

	4.2	Restated Certificate of Incorporation of the Registrant - Filed
as Exhibit 3.1 to Registration Statement No. 333-36657 on
Form S-3 (the "1997 Registration Statement").*

	4.3	Certificate of Designations of Series A Junior Participating
Preferred Stock - Filed as Exhibit 3.3 to the 1997 Registration
Statement.*

	4.4	Restated By-laws of the Registrant -- Filed as Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1991.*

	4.5	Rights Agreement between the Registrant and BankBoston,
N.A., as Rights Agent dated as of August 13, 1997 (including
Form of  Right Certificate attached thereto as Exhibit A) --
Filed as Exhibit 4 to the Registrant's Current Report on Form
8-K, dated August 13, 1997.*

	5	Legal Opinion of Brown, Rudnick, Freed & Gesmer.

	23.1	Consent of Arthur Andersen LLP.

	23.2	Consent of Brown, Rudnick, Freed & Gesmer is included in
their legal opinion filed as Exhibit 5 hereof.

	24	Power of Attorney (included on the signature page of this
Registration Statement).

	99.1	ABIOMED, Inc. 1992 Combination Stock Option Plan, as
amended -- Filed as Exhibit 10.2 to the Registrant's Quarterly
Report on Form 10-Q for the quarter ended September 30, 1995.*

	99.2	ABIOMED, Inc. 1989 Non-Qualified Stock Option Plan for
Non-Employee Directors, as amended - Filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.*

	99.3	ABIOMED, Inc. 1988 Employee Stock Purchase Plan -- filed as
Exhibit 10(p) to the 1988 Form 10-K.*

	99.4	Amendment to ABIOMED, Inc. 1988 Employee Stock Purchase
Plan -- Filed as Exhibit 10.1 to the Registrant's Quarterly
Report on Form 10-Q for the quarter ended September 30, 1997.*

	99.5	Amendment to ABIOMED, Inc. 1992 Combination Stock Option
Plan, as amended -- Filed as Exhibit 10.2 to the Registrant's
Quarterly Report on Form 10-Q for the quarter ended
September 30, 1997.*


______________

*	Not filed herewith.  In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 9.	Undertakings.

	(a)  The undersigned Registrant hereby undertakes:

	  	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	   	(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	   	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danvers, Commonwealth of Massachusetts, on October 14, 1997.

			ABIOMED, INC.


			By: /s/ David M. Lederman
			       David M. Lederman,
			       Chief Executive Officer and
President

POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints David M. Lederman and John F. Thero and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature
Title
Date





/s/ David M. Lederman
David M. Lederman
Chairman and Chief Executive
Officer, President and Director
(Principal Executive Officer)
October 14, 1997






/s John F. Thero
John F. Thero
Vice President Finance and
Administration; Treasurer and
Chief Financial Officer
(Principal Financial and
Accounting Officer)
October 14, 1997






/s/ Desmond H. O'Connell, Jr.
Desmond H. O'Connell, Jr.
Director
October 14, 1997






/s/ John F. O'Brien
John F. O'Brien
Director
October 14, 1997






/s/ Henri A. Termeer
Henri A. Termeer
Director

October 14, 1997






/s/ W. Gerald Austen
Dr. W. Gerald Austen
Director

October 14, 1997






/s/ Paul Fireman
Paul Fireman
Director

October 14, 1997

Exhibit Index


Number
Description
Reference


4.1
Specimen Certificate of Common Stock - Filed as
Exhibit 4.01 to Registration Statement No. 33-14861 on Form S-1.*






4.2
Restated Certificate of Incorporation of the Registrant - Filed as Exhibit 3.1 to Registration
Statement No. 333-36657 on Form S-3 (the "1997
Registration Statement").*






4.3
Certificate of Designations of Series A Junior
Participating Preferred Stock - Filed as Exhibit 3.3 to the 1997 Registration Statement.*






4.4
Restated By-laws of the Registrant -- Filed as
Exhibit 3(b) to the Registrant's Annual Report on
Form 10-K for the fiscal year ended March 31, 1991.*






4.5
Rights Agreement between the Registrant and BankBoston, N.A., as Rights Agent dated as of August 13, 1997 (including Form of Right
Certificate attached thereto as Exhibit A) -- Filed as
Exhibit 4 to the Registrant's Current Report on Form
8-K, dated August 13, 1997.*






5
Legal Opinion of Brown, Rudnick, Freed & Gesmer.






23.1
Consent of Arthur Andersen LLP.






23.2
Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.






24
Power of Attorney (included on the signature page of this Registration Statement).






99.1
ABIOMED, Inc. 1992 Combination Stock Option
Plan, as amended -- Filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.*






99.2
ABIOMED, Inc. 1989 Non-Qualified Stock Option
Plan for Non-Employee Directors, as amended -
Filed as Exhibit 10.1 to the Registrant's Quarterly
Report on Form 10-Q for the quarter ended
September 30, 1995.*






99.3
ABIOMED, Inc. 1988 Employee Stock Purchase Plan
-- filed as Exhibit 10(p) to the 1988 Form 10-K.*






99.4
Amendment to ABIOMED, Inc. 1988 Employee Stock
Purchase Plan -- Filed as Exhibit 10.1 to the
Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.*






99.5
Amendment to ABIOMED, Inc. 1992 Combination
Stock Option Plan, as amended -- Filed as Exhibit
10.2 to the Registrant's Quarterly Report on Form
10-Q for the quarter ended September 30, 1997.*



______________________
*	Not filed herewith.  In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

EXHIBIT 5
				October 14, 1997



ABIOMED, Inc.
33 Cherry Hill Drive
Danvers, Massachusetts 01923

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

	We are general counsel to ABIOMED, Inc., a Delaware corporation (the "Corporation"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of
1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 550,000 shares of the Corporation's Common Stock, $.01 par value (the "Shares"), and 1,850,000 Rights, as defined below. The Rights are issuable pursuant to that certain Rights Agreement, dated as of August 13, 1997 (the "Rights Agreement"), providing, in effect, for the delivery of a right (a "Right"), along with each share of Common Stock issued by the Corporation.

	The Shares are issuable upon the exercise of options granted or to be granted pursuant to the Corporation's 1992 Combination Stock Option Plan, as amended (the "1992 Plan") (500,000 Shares), and
1989 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended (the "1989 Plan") (50,000 Shares). Of the Rights, (i) 1,550,000 are issuable pursuant to the 1992 Plan, (ii) 200,000 are issuable pursuant to the 1989 Plan, and (iii) 100,000 are issuable pursuant to the Corporation's 1988 Employee Stock Purchase Plan, as amended (the "1988 Plan"). The 1992 Plan, the 1989 Plan, and the 1988 Plan are hereinafter referred to collectively as the Plans.

	In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

1. A copy of the Restated Certificate of Incorporation of the Corporation as in effect on the date hereof, including the Certificate of Designations of Series A Junior Participating
Preferred Stock;

2. A copy of the Restated By-laws of the Corporation as in effect on the date hereof;

3. The corporate records of the Corporation relating to the proceedings of the directors of the Corporation with regard to the issuance of the Rights and the Shares;

4. Each of the Plans;

5. The Rights Agreement; and

6. The Registration Statement.

	For purposes of this opinion we have assumed without any investigation (1) the legal capacity of each natural person and (2) the genuineness of each signature, the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy.

	Our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with certain officers of the Corporation with respect to the Documents, (3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (4) such review of published sources of law as we have deemed necessary.

	Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the applicable Plan, the Shares will be
validly issued, fully paid and nonassessable.  	The Rights have been
duly authorized and, when issued in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

	We express no legal opinion upon any matter other than those explicitly addressed in the immediately preceding paragraph, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

	We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

	Very truly yours,

BROWN, RUDNICK, FREED &
GESMER

By:  Brown, Rudnick, Freed &
Gesmer, P.C.,
        a partner


By: /s/ Philip J. Flink

      Philip J. Flink, a Member duly
authorized

EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 8, 1997 and to all references to our Firm included in or made a part of this registration statement.


			/s/ ARTHUR ANDERSON LLP


Boston, Massachusetts
October 14, 1997



	II-6

	II-1



ABIOMED, Inc.
October 14, 1997
Page 2